UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2022 (September 16, 2022)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO 80241
(Address of principal executive offices)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Item 5.02 (a)	Resignation of Existing Directors; Appointment of New Directors.

At the request of the majority stockholders of Ascent Solar Technologies, Inc. (the “Company”), each of Kong Hian Lee (aka Victor Lee), Amit Kumar, Kim Huntley and Will Clarke resigned from the Company’s board of directors effective September 16, 2022. The resignations of these four directors were not the result of any dispute or disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

On September 16, 2022, the Company’s sole remaining director, David Peterson, appointed the following four persons as new directors of the Company: Forrest Reynolds, Louis Berezovsky, Michael French, and Felix Mantke. Each of these five directors of the Company are expected to stand for election by the stockholders at the Company’s 2023 annual stockholder meeting.

Each of Mr. Reynolds, Mr. French and Mr. Berezovsky are independent directors within the meaning of the listing rules for the Nasdaq Capital Market. Each of Mr. Reynolds, Mr. French and Mr. Berezovsky have been appointed to the board’s Audit Committee, Compensation Committee and Nominating and Governance Committee. Mr. Berezovsky will be the Audit Committee chair. Mr. Reynolds will be the Compensation Committee chair. Mr. French will be the Nominating and Governance Committee chair. Mr. Peterson was appointed board chair.

Certain biographical information regarding the Company’s four new directors is set forth below.

Forrest Reynolds

Forrest Reynolds has over 28 years of business and management experience and is currently the Managing Partner of CalTex Capital, LLC, a privately held investment firm, as well as a Managing Director of The Vortex Group Family Office, LLC, a private family office, both of which are based in Texas. Previously, Mr. Reynolds served as the Chief Restructuring Officer for Centaur Gaming, LLC, a gaming development company located in Indianapolis, Indiana. In this capacity, Mr. Reynolds managed a $1.0 billion Chapter 11 bankruptcy reorganization for the company. Prior to that, Mr. Reynolds worked in the investment banking industry for over 14 years holding various positions with several multinational investment banks including Credit Suisse, BT Alex Brown (later Deutsche Bank) and UBS. Mr. Reynolds sits on the board of several private companies and is actively involved with several charitable organizations. Mr. Reynolds graduated from The University of Texas at Austin where he received a B.B.A. in Finance and a B.A. in Economics.

Louis Berezovsky

Louis Berezovsky joined Eagle Infrastructure Services in July 2013 and leads the Finance and Accounting, M&A, Human Resources, Legal and IT functions. He has more than 30 years of experience in senior financial management positions across a variety of industries including 25 years of working in private equity sponsored portfolio companies. His accomplishments include the completion more than 60 acquisitions as well as multiple recapitalizations and successful sale processes. Prior to joining Eagle, Mr. Berzovsky previously served as Executive Vice President and Chief Financial Officer of ABRA Auto Body and Glass, Chief Financial Officer of ConvergeOne, and Chief Financial Officer of AIR-serv.

After receiving his B.S. in Accounting from the University of Minnesota, Carlson School of Management, he began his career at a Minneapolis based CPA firm. He is a Certified Management Accountant (CMA). He has also served as a member of the Board of Directors and as the Chairman of the Finance Committee for the Better Business Bureau of Minnesota and North Dakota since 2012.

Michael French

Michael French is currently Vice President of Space Systems for the Aerospace Industries Association. From February 2018 to July 2019, Mr. French was Senior Vice President, Commercial Space at Bryce Space and Technology, a privately held management consulting and market analysis firm. From April 2017 to February 2018, Mr. French was Principal at Port City Strategies, a privately held space industry consulting firm. From August 2011 to January 2017, Mr. French was Chief of Staff and Deputy Chief of Staff at the National Aeronautics and Space Administration (“NASA”). Mr. French has also held positions in the Executive Office of the President, The White House and as an attorney at Sheppard, Mullin, Richter, and Hampton LLP. Mr. French also serves on the Federal Aviation Administration’s Commercial Space Transportation Advisory Committee. Mr. French received a B.S. degree in Business Administration from the University of California, Berkeley in 1999 and J.D. from Harvard Law School in 2002. Mr. French brings significant aerospace industry leadership experience and market insight, with a particular focus on industry-government partnerships and investments across developing space technologies.

Felix Mantke

Felix T. Mantke is currently Chief Financial Officer at TubeSolar AG, which is an investor in, and customer of, Ascent Solar. He has more than 20 years of professional experience in the fields of accounting, controlling and auditing and has particular expertise in the areas of M&A and capital markets. Prior to joining TubeSolar in 2021, Mr. Mantke spent five years working at Deloitte in Germany. Prior to that, he was Managing Director at Flick Gocke Schaumburg in Munich after having worked at BDO AG in Frankfurt. At the beginning of his career, Mr. Mantke held various positions at Ernst & Young in Berlin, Boston, Moscow and Munich and moved to H.C. Stark GmbH in 2012 as Head of Group Accounting/Capital Markets.

Item 5.02 (b)	Departure of Chief Executive Officer.

On September 21, 2022, Kong Hian Lee (aka Victor Lee) resigned from his position as Chief Executive Officer of the Company. Mr. Lee’s resignation was not the result of any dispute or disagreement with the Company or the Company’s board on any matter relating to the operations, policies or practices of the Company.

The Company has commenced a search for a new CEO and expects to make an announcement regarding its new executive leadership in the near future.

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

In connection with Mr. Lee’s resignation as CEO, the Company and Mr. Lee entered into a Separation Agreement and Release of Claims dated September 21, 2022 (the “Separation Agreement”).

Under the Separation Agreement Mr. Lee will be entitled, subject to his non-revocation of a general release of claims in favor of the Company, to the following separation benefits: (i) the Company will continue to pay to Mr. Lee his current base salary for the next 12 months; (ii) the Company will pay Mr. Lee’s $200,000 declared but unpaid cash bonus in two installments; and (iii) the Company shall pay COBRA premiums at the Company’s current contribution level for the next 12 months.

The foregoing description of the terms and conditions of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	10.1	Separation Agreement and Release of Claims between the Company and Victor Lee dated September 21, 2022
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

September 22, 2022	By:	/s/ Mike Gilbreth
Name: Mike Gilbreth
Title: Chief Executive Officer